Exhibit 99.1

RESOLUTION OF THE SHAREHOLDERS OF

SELECT-TV SOLUTIONS INC.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived,

WHEREAS there has been presented to and considered by this meeting a Motion to elect an additional Member of the Board of Directors of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.320, have overwhelmingly decided and RESOLVED that we have elected:

Geoffrey P. Mott

Mr. Mott has accepted his Position as DIRECTORS of the Company and joins Philippe Germain and Antonio Treminio on the Board.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated: July 7, 2014

/s/ Mathieu Landry-Girouard

Mathieu Landry-Girouard, Director, Conseil Plumage Blanc

on behalf of the Majority Shareholders